EMPLOYMENT AGREEMENT

         THIS AGREEMENT, made as of this 19th day of October, 1998, between Top Air Manufacturing, Inc., an Iowa Corporation (the "Company" or "Employer"), and Steven F. Bahlmann ("Employee").

                                   WITNESSETH:

         WHEREAS, Employer represents that it wishes to employ said Employee under any and all terms set forth in this Agreement; and

         WHEREAS, Employee represents and is willing to work diligently for said Employer under any and all terms set forth in this Agreement; and

         NOW, THEREFORE, in consideration of the mutual covenants of the parties hereto, it is agreed as follows:

         1. Employment. The Company hereby employs Employee, as Chief Accounting Officer of the Company, and Employee accepts such employment by the Company upon the terms and conditions set forth in this Agreement, for the period beginning on the date of this Agreement, and ending upon termination pursuant to paragraph 5 hereof (the "Employment Period").

         2. Compensation. During the Employment Period, the Company will compensate Employee as follows:

                  (a) Employee shall receive an initial annual fixed salary of $70,000.00, payable in bi-weekly installments of $2,692.31. The Board of Directors may, by appropriate Board action, adjust Employees fixed annual salary under this agreement at any time during the term of this agreement.

                  (b) Employee shall be entitled to receive employee benefits including, but not limited to, medical insurance, life insurance, disability insurance and pension benefits or similar plans or programs now existing or hereafter established to the extent that he is eligible under the general provisions of the applicable plans, provided however, that the Board may increase or decrease these benefits as long as Employee is not discriminated against.

         3. Services. Employee agrees that during his period of employment he will serve Employer on a full-time basis faithfully, diligently, confidently and to the best of his ability, and shall perform all duties incident to the office he holds pursuant to paragraph 1 hereof.

         4. Extent of Service. Employee shall devote his entire time, attention and energies to the business of the Employer, and not, during the term of this Agreement, be engaged in other business activities, whether or not such business activities are pursued for gain, profit or other pecuniary advantage; but this shall not be construed as preventing the Employee from investing his assets in such form or manner as will not require any services on the part of Employee in the operation of the affairs of the companies in which such investments are made.

         5. Termination. The Employment Period will continue from its effective date, to wit: October 19, 1998, and shall extend until terminated by Employer or Employee, pursuant to this section of the Agreement.

                  (a) Employer may terminate this Agreement, effective on a date designated in a written notice to Employee upon the occurrence of any of the following:

                       (i) Failure or refusal of Employee to perform his duties and obligations under this Agreement;

                       (ii) Death of Employee; or

                       (iii) Disability of Employee,  defined as an inability to
                  perform his work for 45 consecutive days, or for 90 days within any 12-month period; or

                       (iv) The  commission  by  Employee  of any  felony or any
                  other act constituting fraud, embezzlement or misappropriation of funds (civil or criminal).

In the event of a termination pursuant to this paragraph 5(a), compensation shall be paid on a prorated basis through the date of termination, subject to any rights of offset of Employer.

                  (b) Employer may terminate this Agreement for any reason not specified in paragraph 5(a) hereof, effective with ninety (90) days written notice to Employee. In the event of a termination pursuant to this paragraph 5(b), Employee's compensation shall be paid on a prorated basis through the effective date of termination, subject to any rights of offset of the Employer.

                  (c) Employee may terminate this Agreement upon thirty (30) days' prior written notice. In the event of a termination pursuant to this paragraph 5(c), compensation shall be paid on a prorated basis through the date of termination, subject to any rights of offset of Employer.

         6. Restrictive Covenant - Non-Competition. Employee agrees that on the termination for any reason whatsoever of his employment with the Employer, other than in connection with the sale of a controlling interest of the Company's common stock, he will not, for a period of one (1) year from the date of such termination, directly or indirectly engage in or own any part of any company engaged in the design, manufacture or sale of products substantially the same as those offered by the Employer at the time of the termination, or work, on a full-time, part-time or consultant basis, for any corporation, partnership, sole proprietorship or any other legal entity engaged in such business within the states of Iowa, Illinois, Indiana or Minnesota, nor will he in any way directly or indirectly, attempt to hire the Employer's employees or take away any of the Employer's business or customers or destroy, injure or damage the goodwill of the Employer with its customers.

         Employee further agrees that in the event that the Employer, its successors or assigns, shall bring any action for the enforcement of any or all provisions of this covenant not to compete, and if the Court shall find on the basis of the evidence introduced in said action that this paragraph 6 is unreasonable then the Court shall make a finding as to what is reasonable and shall enforce this Agreement by judgment or decree to the extent of such finding.

         In the event that a controlling interest in the Company's common stock is sold to any person or entity during the Employment Period, and the Employee is not offered employment in a similar position as described in paragraph 1, this restrictive covenant shall not apply.

         7. Disclosure of Information. Employee recognizes and acknowledges that the financial or other affairs of the Employer, as they may exist from time to time, are valuable, special and unique assets of the Employer, and Employee agrees that he shall not, during or after the term of his employment, disclose financial or other affairs of the Employer or any portion thereof to any person, firm, corporation, association or other entity for any reason or purpose whatsoever except for any bona fide Employer business purpose designated and approved by the Board.

         8. Ownership of Inventions. Employee promises and agrees that he will disclose fully and reveal promptly to Employer any and all inventions, discoveries, processes, methods, designs, products and know-how, which Employee may invent, discover, acquire or develop, either alone or in conjunction with others, during Employee's employment by Employer (hereinafter collectively referred to as "Discoveries"), where said Discoveries (i) relate to, or in any way pertain to or are connected with the business of Employer, or (ii) were developed at Employer's expense or on its premises, or (iii) resulted directly or indirectly from such employment by Employer, or relate to articles or products made, sold, used or bought by Employer, or (iv) were being considered for design, development, sale, purchase or use by Employer during such employment by Employer, and Employee further promises and agrees that said Discoveries shall be the sole and exclusive property of Employer; and Employee, whenever requested to do so by Employer, and without further compensation or consideration shall properly execute any and all applications, assignments and other instruments which Employer shall deem necessary in order to (a) apply for and obtain, in the name of Employer, a patent, trademark or copyright for said Discoveries, and (b) assign and convey to Employer the sole and exclusive right, title and interest in and to said Discoveries, and any applications, patents, trademarks or copyrights thereon.

         Employee hereby warrants, represents and confirms that he neither holds nor has any interest in any patent, patent right, patent application, trademark, trademark application, license agreement or copyright related in any way to the business of Employer; and Employee further agrees that any future application for any patent, patent right, trademark or copyright for any of said Discoveries shall be made in the name of Employer.

         Employee agrees that, in the event that subsequent to his employment, his assistance is needed to secure, defend, or enforce any patent, trademark or copyright, Employee will provide any such assistance and Employer will pay reasonable compensation for his time at a rate to be negotiated.

         Employee acknowledges that the restrictions contained in this paragraph 8 are reasonable and necessary in order to protect Employer's legitimate business interests and any violation thereof would result in irreparable injury to Employer. Employee further acknowledges and agrees that, in the event of any violation hereof, Employer shall be authorized and entitled to seek, from any court of competent jurisdiction, (i) preliminary and permanent injunctive relief; (ii) an equitable accounting of all profits or benefits arising out of the violation; and (iii) damages arising from the breach. Such rights or remedies shall be cumulative and in addition to any other rights or remedies to which Employer may be entitled. The prevailing party in any such lawsuit shall further be entitled to recover his reasonable attorneys' fees, court costs and expenses.

         9. Disclosure of Trade Secrets. Employee further recognizes and acknowledges that the secret processes, procedures, list of customers, bidding methods, all discoveries and inventions, together with all knowledge and information which the Employee shall acquire during the term of this agreement affecting the business of the Employer, are valuable, special and unique assets of the employer, and Employee agrees that he shall not, during or after the term of his employment, disclose said secret processes, procedures, list of customers, bidding methods, any discoveries and inventions, together with any knowledge and information which the Employee shall acquire during the term of this Agreement affecting the business of the Employer, to any person, firm, corporation, association or other entity for any reason or purpose whatsoever except for any bona fide Employer business purpose designated and approved by the Board. The Employee further agrees not to divulge or publish or authorize anyone else to divulge or publish during or after the term of this Agreement knowledge of said secret processes, procedures, list of customers, bidding methods, discoveries or inventions or any other confidential information acquired in the course of his employment concerning the Employer's business.

         10. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. The parties agree that (i) the provisions of this Agreement shall be severable in the event that any of the provisions hereof are for any reason whatsoever invalid, void or otherwise unenforceable, (ii) such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable and (iii) the remaining provisions shall remain enforceable to the fullest extent permitted by law.

         11.  Complete  Agreement.   This  instrument   constitutes  the  entire
Agreement of the parties and supersedes and replaces any prior agreements, whether written or oral, relating to the employment relationship of Employer and Employee. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

         12. Remedies. Each of the parties to this Agreement will be entitled to enforce such party's rights under this Agreement specifically, and to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in such party's favor. Company acknowledges and agrees that Employee relies on the agreement, employment, compensation and benefits provided for herein and that all of same are material inducement to and consideration for Employee's execution of this agreement.

         13. Waiver of Breach. The failure of either party to insist, in any one or more instances, upon performance of the terms and conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right granted hereunder or of the future performance of any such term, covenant or condition.

         14. Applicable Law. This Agreement and the validity of this provision shall be construed under the laws of the State of Iowa.

         15. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Employee and the Company, and their respective successors and assigns. Neither party may assign such party's rights or delegate such party's obligations hereunder without the prior written consent of the other party.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                     Top Air Manufacturing, Inc.



                                     BY:  /s/ Steven R. Lind
                                          --------------------------------------
                                          Steven R. Lind, President & CEO

                                          /s/ Steven F. Bahlmann
                                          --------------------------------------
                                          Steven F. Bahlmann, "Employee"